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                                                                    EXHIBIT 10.8

                          LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement is entered into as of October 15, 1997, by and between Data Critical Corp. ("Borrower") whose address is 2733 152nd Avenue, NE, Redmond, WA 98052, and Silicon Valley Bank ("Lender") whose address is 3003 Tasman Drive, Santa Clara, CA 95054.

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, a Promissory Note, dated April 10, 1997, in the original principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00), as amended from time to time (the "Line") and a Promissory Note dated April 10, 1997 in the original principal amount of One Hundred Thousand and 00/100 Dollars ($100,000.00) (the "Term Note) and collectively referred to as the "Notes". The Notes, together with other promissory notes from Borrower to Lender, are governed by the terms of a Business Loan Agreement, dated April 10, 1997, as such agreement may be amended from time to time, between Borrower and Lender (the "Loan Agreement'). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the "Indebtedness".

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by a Commercial Security Agreement, dated April 10, 1997, and a Collateral Assignment, Patent Mortgage and Security Agreement dated April 10, 1997.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.
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     A.   Modification(s) to Term Note.
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          1.   The Draw Period is hereby extended to November 26, 1997.
               Accordingly, the first principal plus interest payment shall be due on December 26, 1997, with all subsequent payments due on the same day of each month thereafter. The final payment, due November 26, 2000, will be for all outstanding principal plus all accrued interest not yet paid.

     B.   Modification(s) to Loan Agreement.
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          1.   The paragraph entitled "Financial Covenants" is hereby amended in its entirety to read as follows:

               Borrower shall maintain on a monthly basis, beginning with the month ending October 31, 1997, a minimum quick ratio of 1.50 to 1.00; a minimum Tangible Net Worth of $650,000.00, a maximum total Debt to Tangible Net Worth ratio of 0.80 to 1.00 and a minimum Liquidity Coverage ratio of 2.00 to 1.00. Furthermore, Borrower shall not permit losses to exceed $650,000.00 for the quarter ending December 31, 1997, $550,000.00 for the quarter ending March 31, 1998 and $150,000.00 for the quarter ending June 30, 1998 and thereafter.

     C.   Waiver of Covenant Default.
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          1.   Lender hereby waives Borrower's existing default under the Loan
               Agreement by virtue of Borrower's failure to comply with the Tangible Net Worth covenant as of the months ended May 31, 1997, June 30, 1997, July 31, 1997, August 31, 1997 and September 30, 1997, the Quick Ratio covenant as of the month ended September 30, 1997 and the maximum loss covenant for the quarter ended September 30, 1997. Lender's waiver of Borrowers compliance of these covenants shall apply only to the foregoing periods. Accordingly, for the month ending October 31, 1997 Borrower shall be in compliance with the Quick Ratio covenant and the Tangible Net Worth covenant, as amended herein and for the quarter ending December 31, 1997, Borrower shall be in compliance with the maximum loss covenant, as amended herein. Lender's agreement to waive the above-described default (1) in no way shall be deemed an agreement by the Lender to waive Borrower's compliance with the above-described covenants as of all other dates and (2) shall not limit or impair the Lender's right to demand strict performance of these covenants as of all other dates and (3) shall not limit or impair the Lenders right to demand strict performance of all other covenants as of any date.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.
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5.   NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.

6. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Lender's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                 LENDER:
DATA CRITICAL CORPORATION                 SILICON VALLEY BANK
By: /s/ Robert W. Benson                  By: /s/ Jo Surbrugg
Name: Robert W. Benson                    Name: Jo Surbrugg